EXHIBIT NO. EX-99.i.1

Law Office

Stradley, Ronon, Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, Pennsylvania 19103-7098

(215) 564-8048

Direct Dial: (215) 564-8048

February 27, 2009

Board of Directors

DFA Investment Dimensions Group Inc.

6300 Bee Cave Road, Building One

Austin, TX 78746

Ladies and Gentlemen:

We have examined the Articles of Incorporation, as amended, restated and supplemented (“Articles”), of DFA Investment Dimensions Group Inc. (the “Fund”), a corporation organized under Maryland law, the Fund’s by-laws, and the records of the various pertinent corporate proceedings we deem material. We also have examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities Act of 1933, as amended (the “Securities Act”), all as amended to date, as well as other items we deem material to this opinion.

The Fund is authorized to issue an aggregate of Fourteen Billion (14,000,000,000) shares of common stock, of a par value of $0.01 per share and an aggregate par value of One Hundred and Forty Million Dollars ($140,000,000), and currently issues the following shares of: U.S. Micro Cap Portfolio Institutional Class Shares; The Japanese Small Company Portfolio Institutional Class Shares; The United Kingdom Small Company Portfolio Institutional Class Shares; The DFA Five-Year Government Portfolio Shares; The Continental Small Company Portfolio Institutional Class Shares; The U.S. Large Company Portfolio Shares; The DFA Intermediate Government Fixed Income Portfolio Shares; The DFA Five-Year Global Fixed Income Portfolio Shares; The Large Cap International Portfolio Shares; Asia Pacific Small Company Portfolio Institutional Class Shares; U.S. Small Cap Portfolio Shares; The DFA Real Estate Securities Portfolio Shares; The U.S. Large Cap Value Portfolio Shares; U.S. Small Cap Value Portfolio Institutional Class Shares; LWAS/DFA International High Book to Market Portfolio Shares; The DFA One-Year Fixed Income Portfolio Shares; The Emerging Markets Portfolio Shares; VA U.S. Large Value Portfolio Shares; VA Global Bond Portfolio Shares; DFA International Small Cap Value Portfolio Institutional Class Shares; VA U.S. Targeted Value Portfolio Shares; VA International Value Portfolio Shares; VA International Small Portfolio Shares; The VA Short-Term Fixed Portfolio Shares; DFA Two-Year Global Fixed Income Portfolio Shares; Enhanced U.S. Large Company Portfolio Shares; International Small Company Portfolio Shares; Emerging Markets Small Cap Portfolio Institutional Class Shares; U.S. Targeted Value Portfolio Shares; Emerging Markets Value Portfolio Shares; Tax-Managed U.S. Targeted Value Portfolio Shares; Tax-Managed U.S. Small Cap Portfolio Shares; Tax-Managed U.S. Marketwide Value Portfolio Shares; Tax-Managed DFA International Value Portfolio Shares; Tax-Managed U.S. Equity Portfolio Shares; DFA Short-Term Municipal Bond Portfolio Institutional Class Shares; Emerging Markets Core Equity Portfolio Shares; U.S. Core Equity 1 Portfolio Shares; U.S. Core Equity 2 Portfolio Shares; U.S. Vector Equity Portfolio Shares; International Core Equity Portfolio Shares; Emerging Markets Social Core Equity Portfolio Shares; DFA Inflation-Protected Securities Portfolio Shares; DFA International Real Estate Securities Portfolio Shares; DFA California Short-Term Municipal Bond Portfolio Institutional Class Shares; T.A. U.S. Core Equity 2 Portfolio Institutional Class

DFA Investment Dimensions Group Inc.

February 27, 2009

Shares; CSTG&E U.S. Social Core Equity 2 Portfolio Shares; CSTG&E International Social Core Equity Portfolio Shares; U.S. Social Core Equity 2 Portfolio Shares; U.S. Sustainability Core 1 Portfolio Shares; International Sustainability Core 1 Portfolio Shares; DFA Selectively Hedged Global Fixed Income Portfolio Institutional Class Shares; T.A. World ex U.S. Core Equity Portfolio Institutional Class Shares; DFA Global Real Estate Securities Portfolio Shares; DFA International Value ex Tobacco Portfolio Shares; International Vector Equity Portfolio Shares; DFA Short-Term Extended Quality Portfolio Institutional Class Shares and DFA Intermediate-Term Extended Quality Portfolio Institutional Class Shares.

The U.S. Large Company Portfolio Shares, The DFA One-Year Fixed Income Portfolio Shares, The DFA Five-Year Government Portfolio Shares, The DFA Intermediate Government Fixed Income Portfolio Shares, The DFA Five-Year Global Fixed Income Portfolio Shares, The Large Cap International Portfolio Shares, U.S. Small Cap Portfolio Shares, The U.S. Large Cap Value Portfolio Shares, The DFA Real Estate Securities Portfolio Shares, The Emerging Markets Portfolio Shares, Enhanced U.S. Large Company Portfolio Shares, DFA Two-Year Global Fixed Income Portfolio Shares, International Small Company Portfolio Shares, U.S. Targeted Value Portfolio Shares, Emerging Markets Value Portfolio Shares, Emerging Markets Core Equity Portfolio Shares, U.S. Core Equity 1 Portfolio Shares, U.S. Core Equity 2 Portfolio Shares, U.S. Vector Equity Portfolio Shares, International Core Equity Portfolio Shares, DFA Inflation-Protected Securities Portfolio Shares, and DFA International Real Estate Securities Portfolio Shares are further divided into the following classes of shares: The U.S. Large Company Portfolio Shares—Institutional Class; The U.S. Large Company Portfolio Shares—Class R1; The U.S. Large Company Portfolio Shares—Class R2; The DFA One-Year Fixed Income Portfolio Shares—Institutional Class; The DFA One-Year Fixed Income Portfolio Shares—Class R1; The DFA One-Year Fixed Income Portfolio Shares—Class R2; The DFA Five-Year Government Portfolio Shares—Institutional Class; The DFA Five-Year Government Portfolio Shares—Class R1; The DFA Five-Year Government Portfolio Shares—Class R2; The DFA Intermediate Government Fixed Income Portfolio Shares—Institutional Class; The DFA Intermediate Government Fixed Income Portfolio Shares—Class R1; The DFA Intermediate Government Fixed Income Portfolio Shares—Class R2; The DFA Five-Year Global Fixed Income Portfolio Shares—Institutional Class; The DFA Five-Year Global Fixed Income Portfolio Shares—Class R1; The DFA Five-Year Global Fixed Income Portfolio Shares—Class R2; The Large Cap International Portfolio Shares—Institutional Class; The Large Cap International Portfolio Shares—Class R1; The Large Cap International Portfolio Shares—Class R2; U.S. Small Cap Portfolio Shares—Institutional Class; U.S. Small Cap Portfolio Shares—Class R1; U.S. Small Cap Portfolio Shares—Class R2; The U.S. Large Cap Value Portfolio Shares—Institutional Class; The U.S. Large Cap Value Portfolio Shares—Class R1; The U.S. Large Cap Value Portfolio Shares—Class R2; The DFA Real Estate Securities Portfolio Shares—Institutional Class; The DFA Real Estate Securities Portfolio Shares—Class R1; The DFA Real Estate Securities Portfolio Shares—Class R2; The Emerging Markets Portfolio Shares—Institutional Class; The Emerging Markets Portfolio Shares—Class R1; The Emerging Markets Portfolio Shares—Class R2; Enhanced U.S. Large Company Portfolio Shares—Institutional Class; Enhanced U.S. Large Company Portfolio Shares—Class R1; Enhanced U.S. Large Company Portfolio Shares—Class R2; DFA Two-Year Global Fixed Income Portfolio Shares—Institutional Class; DFA Two-Year Global Fixed Income Portfolio Shares—Class R1; DFA Two-Year Global Fixed Income Portfolio Shares—Class R2; International Small Company Portfolio Shares—Institutional Class; International Small Company Portfolio Shares—Class R1; International Small Company Portfolio Shares—Class R2; U.S. Targeted Value Portfolio Shares—Institutional Class; U.S. Targeted Value Portfolio Shares—Class R1; U.S. Targeted Value Portfolio Shares—Class R2; Emerging Markets Value Portfolio Shares—Institutional Class; Emerging Markets Value Portfolio Shares—Class

DFA Investment Dimensions Group Inc.

February 27, 2009

R1; Emerging Markets Value Portfolio Shares—Class R2; Emerging Markets Core Equity Portfolio Shares—Institutional Class; Emerging Markets Core Equity Portfolio Shares—Class R1; Emerging Markets Core Equity Portfolio Shares—Class R2; U.S. Core Equity 1 Portfolio Shares—Institutional Class; U.S. Core Equity 1 Portfolio Shares—Class R1; U.S. Core Equity 1 Portfolio Shares—Class R2; U.S. Core Equity 2 Portfolio Shares—Institutional Class; U.S. Core Equity 2 Portfolio Shares—Class R1; U.S. Core Equity 2 Portfolio Shares—Class R2; U.S. Vector Equity Portfolio Shares—Institutional Class; U.S. Vector Equity Portfolio Shares—Class R1; U.S. Vector Equity Portfolio Shares—Class R2; International Core Equity Portfolio Shares—Institutional Class; International Core Equity Portfolio Shares—Class R1; International Core Equity Portfolio Shares—Class R2; DFA Inflation-Protected Securities Portfolio Shares—Institutional Class; DFA Inflation-Protected Securities Portfolio Shares—Class R1; DFA Inflation-Protected Securities Portfolio Shares—Class R2; DFA International Real Estate Securities Portfolio Shares—Institutional Class; DFA International Real Estate Securities Portfolio Shares—Class R1; and DFA International Real Estate Securities Portfolio Shares—Class R2. The Articles also empower the Board of Directors of the Fund to designate additional series or classes and allocate shares to such series or classes.

The Fund has filed, with the U.S. Securities and Exchange Commission, a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act. You further have advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You also have informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund, when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, Registration Statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Registration Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours, STRADLEY, RONON, STEVENS & YOUNG, LLP

By:	/s/ Jana L. Cresswell
Jana L. Cresswell, a Partner